UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 30, 2008
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
The information contained in this Current Report on Form 8-K, including the Exhibit attached hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in this Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, unless such subsequent filing specifically references this Form 8-K.
A copy of the news release of The Lubrizol Corporation dated July 30, 2008 announcing the Company’s results for the quarter ended June 30, 2008 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
Earnings as adjusted (Non-GAAP) is a measure of income that differs from earnings measured in accordance with generally accepted accounting principles (GAAP). Earnings as adjusted (Non-GAAP) is net income per our consolidated results, adjusted for exclusion of restructuring and impairment charges (credits). Management believes that both earnings and earnings as adjusted for exclusion of these special charges assist the investor in understanding the results of operations of The Lubrizol Corporation. In addition, management and the Board of Directors of The Lubrizol Corporation evaluate results using earnings and earnings as adjusted.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits.      The following exhibit is furnished herewith:

99.1	The Lubrizol Corporation press release dated July 30, 2008 announcing The Lubrizol Corporation’s financial results for the quarter ended June 30, 2008 (furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date: July 31, 2008	By:	/s/ Leslie M. Reynolds
		Name:	Leslie M. Reynolds
		Title:	Corporate Secretary and Counsel

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